Exhibit 10.3

SERVISFIRST BANCSHARES, INC.
AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT is made and entered into effective as of ______________ (the “Grant Date”), by and between ServisFirst Bancshares, Inc., a Delaware corporation (the “Company”), and ______________ (the “Grantee”).

W I T N E S S E T H:

WHEREAS, the Company maintains the ServisFirst Bancshares, Inc. Amended and Restated 2009 Stock Incentive Plan (the “Plan”), and the Grantee has been selected by the Compensation Committee to receive a grant of Restricted Stock under the Plan;

WHEREAS, all terms not defined herein shall have the meaning set forth in the Plan.

NOW, THEREFORE, IT IS AGREED, by and between the Company and the Grantee, as follows:

1.                   Award of Restricted Stock

1.1               The Company hereby grants to the Grantee as of the date of this Agreement an award of ______________ (______________) shares of restricted Common Stock (“Restricted Stock”), for a purchase price of $0.00, subject to, and in accordance with, the restrictions, terms and conditions set forth in this Agreement and in the Plan.

1.2               This Award is conditioned on the Grantee’s execution of this Agreement and the delivery of the stock power described in Section 3 below. If such documentation is not executed by the Grantee and returned to the Company within one week of the Grant Date, it may be canceled by the Compensation Committee resulting in the immediate forfeiture of all Restricted Stock.

2.                   Restrictions; Vesting

2.1               Subject to Section 2.2 below if the Grantee remains employed by the Company, the Grantee shall become vested in the Restricted Stock as follows:

Date	Percent Vested	Cumulative Vesting
1st Anniversary of Grant Date	%	%
2nd Anniversary of Grant Date	%	%
3rd Anniversary of Grant Date	%	%
4th Anniversary of Grant Date	%	%
5th Anniversary of Grant Date	%	%

2.2               In accordance with Section 10(c) of the Plan, in the event Grantee’s employment terminates as a result of Grantee’s death (other than as a result of suicide), Disability or Change in Control, Grantee shall become fully vested in the Restricted Stock. In the event Grantee’s employment terminates for any other reason (including as a result of suicide), all unvested Restricted Stock shall be forfeited.

2.3               Notwithstanding the foregoing, in the event that the above vesting schedule results in the vesting of any fractional shares of Stock, such fractional shares shall not be deemed vested hereunder but shall vest and become nonforfeitable when such fractional shares aggregate whole shares of Common Stock.

3.                   Certificates

Certificates evidencing the Restricted Stock shall be issued by the Company and shall be registered in the Grantee’s name on the stock transfer books of the Company promptly after the date hereof, but such certificates shall remain in the physical custody of the Company or its designee at all times prior to the vesting of such Restricted Stock pursuant to Section 2. As a condition to the receipt of this Restricted Stock Award, the Grantee shall deliver to the Company a stock power, duly endorsed in blank, relating to the Restricted Stock. No certificates shall be issued for fractional shares of Common Stock.

4.                   Stock; Dividends; Voting

4.1               The Grantee shall be the record owner of the Restricted Stock until or unless such Restricted Stock is forfeited pursuant to Section 2.2 hereof, and as record owner shall be entitled to all rights of a common stockholder of the Company, including without limitation, voting rights with respect to the Restricted Stock (subject to any voting rights restrictions set forth in the Stock Transfer Agreement), and the Grantee shall receive, when paid, any dividends on all of the Restricted Stock granted hereunder as to which the Grantee is the record holder on the applicable record date; provided that the Restricted Stock shall be subject to the limitations on transfer and encumbrance set forth in Section 5.

4.2               In the event of any adjustments in outstanding shares of Common Stock as provided in Section 3 of the Plan, the number and class of shares of Restricted Stock or other securities to which the Grantee shall be entitled pursuant to this Agreement shall be appropriately adjusted or changed to reflect such change, provided that any such additional Restricted Stock or additional or different shares or securities shall remain subject to the restrictions in this Agreement.

4.3               The Grantee represents and warrants that he is acquiring the Restricted Stock under this Agreement for investment purposes only, and not with a view to distribution thereof. The Grantee is aware that the Restricted Stock may not be registered under the federal or any state securities laws and that, in addition to the other restrictions on the Restricted Stock, the Restricted Stock will not be able to be transferred unless an exemption from registration is available. By making this award of Restricted Stock, the Company is not undertaking any obligation to register the Restricted Stock under any federal or state securities laws.

5.                   Nontransferability

Unless the Compensation Committee specifically determines otherwise, this award of Restricted Stock is personal to the Grantee, and the Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered. Any such purported transfer or assignment shall be null and void.

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6.                   No Right to Continued Employment

Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right with respect to continuance of employment by the Company, nor shall this Agreement or the Plan interfere in any way with the right of the Company to terminate at any time the Grantee’s employment, subject to Grantee’s rights under this Agreement.

7.                   Taxes and Withholding

7.1               The Grantee agrees that, no later than the first to occur of (i) the date as of which the restrictions on the Restricted Stock shall lapse with respect to all or any of the Restricted Stock covered by this Agreement or (ii) the date required by Section 7.2 below, the Grantee shall pay to the Company (in cash or to the extent permitted by the Compensation Committee, by tendering Common Stock held by the Grantee, including shares of Restricted Stock held in escrow that become vested, with a Fair Market Value on the date the Restricted Stock vests equal to the amount of the Grantee’s statutory tax withholding liability, or to the extent permitted by the Compensation Committee, a combination thereof) any federal, state or local taxes of any kind required by law to be withheld, if any, with respect to the Restricted Stock for which the restrictions shall lapse. The Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the shares of such Restricted Stock.

7.2               The Grantee may elect, within thirty (30) days of the Grant Date, to include in gross income for federal income tax purposes an amount equal to the Fair Market Value of the Restricted Stock less the amount, if any, paid by the Grantee (other than by prior services) for the Restricted Stock granted hereunder pursuant to Section 83(b) of the Code. In connection with any such Section 83(b) election, the Grantee shall pay to the Company, or make such other arrangements satisfactory to the Compensation Committee to pay to the Company based on the Fair Market Value of the Restricted Stock on the Grant Date, any federal, state or local taxes required by law to be withheld with respect to such Restricted Stock at the time of such election. If the Grantee fails to make such payments, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Grantee any federal, state or local taxes required by law to be withheld with respect to such Restricted Stock.

8.                   Non-Solicitation

8.1               Non-Solicitation of Customers. The Grantee understands and acknowledges that the loss of Customer (as defined below) relationships or goodwill will cause significant and irreparable harm to the Company (for purposes of this Section 8, “Company” shall include all subsidiaries and affiliates of ServisFirst Bancshares, Inc., inclusive of ServisFirst Bank). The Grantee shall not at any time during the term of his or her employment with the Company and for a term of one (1) year following the termination of Grantee’s employment with the Company for any reason, with or without cause, whether upon the initiative of the Grantee or the Company (the “Restricted Period”), directly or by assisting others, solicit or attempt to solicit any of the Company’s customers or other persons with whom the Company has a contractual or business relationship (each, a “Customer”) to provide products or services that are competitive with the business of the Company, including providing banking services, originating commercial, consumer and other loans, accepting deposits, and providing electronic banking services and correspondent banking services to other banks (the “Business”).

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8.2               Non-Solicitation of Employees. The Grantee understands and acknowledges that the Company has expended and continues to expend significant time and expense in recruiting and training its employees and that the loss of employees would cause significant and irreparable harm to the Company. Accordingly, the Grantee agrees that, during the course of his or her employment with the Company and during the Restricted Period, the Grantee will not, on his or her own behalf or on behalf of any other Person, directly or by assisting others, (i) solicit, induce, recruit, persuade, or encourage; (ii) attempt to solicit, induce, recruit, persuade, or encourage; or (iii) induce the termination of employment of any individual employed by the Company or a Company affiliate to terminate such employee’s position with the Company, whether or not such employee is a full-time or temporary employee of the Company and whether or not such employment is pursuant to a written agreement for a determined period, or at will. The provisions of this Section 8.2 shall only apply to those individuals employed by the Company at the time of the solicitation or attempted solicitation.

8.3               This provision explicitly covers all forms of oral, written, or electronic communication, including, but not limited to, communications by email, regular mail, express mail, telephone, fax, instant message and social media. However, it will not be deemed a violation of this Award if the Grantee merely communicates with an employee of the Company or connects with an employee of the Company on social media without engaging in any other substantive communication, by social media or otherwise, that is prohibited by this Section 8.

8.4               This Section 8 does not restrict or impede, in any way, and shall not be interpreted or understood as restricting or impeding, the Grantee from exercising protected rights that cannot be waived by agreement.

8.5               Acknowledgements. The Grantee acknowledges that the Company’s Business extends throughout the Southeastern United States. The Grantee further acknowledges and agrees that it is fair and reasonable for the Company to take steps to protect its goodwill, business relationships and employees from the risk of misappropriation of, or harm to, such goodwill, business relationships and employees. The Grantee acknowledges that he or she is a key employee of the Company, that his or her position is uniquely essential to the management, organization and service of the Business, and that the consideration received for the provisions of this Section, including this Award, continued employment, specialized training, and the confidential information and trade secrets provided to the Grantee, is sufficient consideration for the restraints imposed under this Award. The Grantee further agrees that the terms, territory and scope of the restraint contemplated by this Section are reasonable and necessary to protect the Company’s legitimate business and economic interests.

8.6               Survival. The provisions and restrictive covenants in this Section 8 of this Award shall survive the expiration or termination of this Award for any reason; provided, however, that the provisions and restrictive covenants of this Section 8 shall expire and have no further effect upon the occurrence of a Change in Control. Grantee agrees not to challenge the enforceability or scope of these provisions and restrictive covenants in this Section 8. Grantee further agrees to notify all future persons, or businesses, with which he or she becomes affiliated or employed by, of the provisions and restrictions set forth in this Section 8, prior to the commencement of any such affiliation or employment.

8.7               Injunctive Relief. Grantee acknowledges and agrees that if he or she breaches or threatens to breach any of the provisions of this Section 8, such actions will cause irreparable harm and damage to the Company which cannot be compensated by damages alone. Accordingly, if the Grantee breaches or threatens to breach any of the provisions of this Section 8, the Company shall be entitled to injunctive relief, in addition to any other rights or remedies the Company may have. Grantee hereby waives the requirement for a bond by the Company as a condition to seeking injunctive relief. The existence of any claim or cause of action by the Grantee against the Company, whether predicated on this Award or otherwise, shall not constitute a defense to the enforcement by the Company of the Grantee’s agreements under this Section 8.

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8.8               Enforceability. In the event that a court of competent jurisdiction determines that any of the restrictive covenants set forth in this Section contain impermissible terms, the Grantee and the Company intend that such court will revise such impermissible terms as the court deems reasonable rather than invalidating any such terms or this Award.

9.                   Grantee Bound By The Plan

The Grantee hereby acknowledges receipt of a copy of the Plan and, except as otherwise provided herein, agrees to be bound by all the terms and provisions thereof.

10.               Modification of Agreement

This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

11.               Severability

Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

12.               Governing Law

The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

13.               Successors in Interest

This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, reorganization, purchase of stock or assets, or otherwise, all or substantially all of the Company’s assets and business. This Agreement shall inure to the benefit of the Grantee’s legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Grantee’s heirs, executors, administrators and successors.

14.               Resolution of Disputes

Any dispute or disagreement that may arise under, or as a result of, or in any way relate to the interpretation, construction or application of this Agreement shall be determined by the Compensation Committee. Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Company for all purposes.

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15.               Securities Laws

Upon the vesting of any Restricted Stock, the Grantee will make or enter into such written representations, warranties and agreements as the Compensation Committee may reasonably request in order to comply with applicable securities law or with this Agreement. Grantee understands that Rule 144 promulgated under the Securities Act of 1933, as amended, may indefinitely restrict transfer of the Restricted Stock so long as Grantee remains an “affiliate” of the Company or if “current public information” (as defined in Rule 144) about the Company is not publicly available.

16.               Restrictive Legends and Stop-Transfer Orders

16.1           Legends. To the extent that stock certificate(s) representing unvested Restricted Stock are issued in physical form rather than through book entry with the Company’s transfer agent, Grantee understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Restricted Stock, together with any other legends that may be required by federal or state securities laws, the Company’s Certificate of Incorporation or Bylaws, any other agreement between Grantee and the Company or any agreement between Grantee and any third party:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON PUBLIC RESALE AND TRANSFER, AS SET FORTH IN A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES. SUCH PUBLIC SALE AND TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

The above legend shall be removed at such time as the Restricted Stock in question is no longer subject to restrictions on public resale and transfer pursuant to this Agreement. Any legends required by applicable federal or state securities laws shall be removed at such time as such legends are no longer required. Any legends required by any stock transfer agreement, or any other agreement of similar nature, shall be removed at such time as such legends are no longer required.

16.2           Stop-Transfer Instructions. Grantee agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

16.3           Refusal to Transfer. The Company will not be required (i) to transfer on its books any shares of Restricted Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares have been so transferred.

17.               Signature in Counterparts

This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature Page Follows.]

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IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

COMPANY:

SERVISFIRST BANCSHARES, INC.

By:

Its:

Date:

GRANTEE:

Date:

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